United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 20, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 20, 2011, the Company (“we,” “our,” “us” or words of similar import) entered into a loan transaction in the amount of $100,000 with one couple who, together, are “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”).  The transaction involved the issuance of a 60 day Promissory Note, convertible at the creditors’ discretion to purchase shares of our common stock comprised of “restricted securities” as defined in Rule 144 of the SEC at a price of $0.15 per share, and bearing 10% interest annualized, with two three year warrants for each dollar loaned to acquire common stock at $0.15 per share, also to be comprised of “restricted securities.”  The Promissory Note due date was subsequently extended to September 10, 2011.  See Exhibit 10.3, Form of Extension to September 10, 2011, attached hereto and incorporated herein by reference.

Effective September 30, 2011, we executed an amendment to the loan transaction.  The amended transaction involved the extension of the Promissory Note from September 10, 2011, to November 1, 2011, with the creditors waiving any default under the previous note, substitution of pledged collateral to our accounts receivable from Cengage Learning and an additional warrant convertible at the creditors’ discretion to purchase an additional 200,000 shares of our common stock comprised of “restricted securities” as defined in Rule 144 of the SEC at a price of $0.15 per share for 36 months from the issuance of the warrants.  All other terms of the previous Promissory Note and related warrants remain in full force and effect.  See Exhibit 10.4, Form of Extension and Related Documentation, attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

Form of Promissory Note*

10.2

Form of Warrants*

10.3

Form of Extension to September 10, 2011

10.4

Form of Extension to November 1, 2011,and Related Documentation

10.5

Form of Additional Warrants

*Filed with our original Current Report on Form 8-K dated June 20, 2011 and filed with the Securities and Exchange Commission on June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	October 6, 2011	By:	Valerie Grindle
Valerie Grindle
CEO and Director

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